As filed with the Securities and Exchange Commission on July 15, 2014

Registration No. 333-181237

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

PetroLogistics LP

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	45-2532754 (I.R.S. Employer Identification Number)

600 Travis Street, Suite 3250 Houston, TX 77002 (713) 255-5990 (Address of Principal Executive Offices)

PetroLogistics Long Term Incentive Plan (Full Title of the Plan)

Name, Address and Telephone Number of Agent for Service:	Copy of Communications to:
National Corporate Research, Ltd. 615 South DuPont Highway Dover, DE 19901 (800) 483-1140	John P. Johnston Vinson & Elkins L.L.P. 666 Fifth Avenue, 26th Floor New York, NY 10103 (212) 237-0100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) relates to the registration statement of PetroLogistics LP (the “Partnership”) on Form S-8 (File No. 333-181237) filed with the Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on May 8, 2012 (the “Registration Statement”), which registered 5,882,352 common units representing limited partner interests in the Partnership (“Common Units”) issuable under the PetroLogistics Long Term Incentive Plan.

On May 27, 2014, the Partnership entered into an Agreement and Plan of Merger and Membership Interest Transfer Agreement, dated as of May 27, 2014, by and among Flint Hills Resources, LLC (“Flint Hills”), FHR Propylene, LLC (“Merger Sub”), the Partnership, PetroLogistics GP LLC and Propylene Holdings LLC, pursuant to which Merger Sub will merge with and into the Partnership (the “Merger”).  Upon the consummation of the Merger, the Partnership will be an indirect subsidiary of Flint Hills.

In connection with the Merger, the Partnership has terminated any and all offerings of its securities pursuant to its existing registration statements, including the Registration Statement.  Accordingly, the Partnership hereby terminates the effectiveness of the Registration Statement and, in accordance with an undertaking made by the Partnership in Part II of the Registration Statement to remove from registration by means of a post-effective amendment any of the securities registered which remain unsold at the termination of the offering, removes from registration any and all Common Units registered but unsold under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on this 15th day of July, 2014.

PETROLOGISTICS LP
By: PETROLOGISTICS GP LLC
its general partner

By:	/s/ Sharon S. Spurlin
Name:	Sharon S. Spurlin
Title:	Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Executive Chairman and director of PetroLogistics GP LLC (Principal Executive Officer)	July 15, 2014
David Lumpkins

*	President and Chief Executive Officer and director of PetroLogistics GP LLC	July 15, 2014
Nathan Ticatch

/s/ Sharon S. Spurlin	Senior Vice President and Chief Financial Officer of PetroLogistics GP LLC (Principal Financial and Accounting Officer)	July 15, 2014
Sharon S. Spurlin

/s/ Jaime Buehl-Reichard	Director of PetroLogistics GP LLC	July 15, 2014
Jaime Buehl-Reichard

*	Director of PetroLogistics GP LLC	July 15, 2014
Alan E. Goldberg

*	Director of PetroLogistics GP LLC	July 15, 2014
Lance L. Hirt

*	Director of PetroLogistics GP LLC	July 15, 2014
Zalmie Jacobs

/s/ Phillip D. Kramer	Director of PetroLogistics GP LLC	July 15, 2014
Phillip D. Kramer

*	Director of PetroLogistics GP LLC	July 15, 2014
Robert D. Lindsay

/s/ Hallie A. Vanderhider	Director of PetroLogistics GP LLC	July 15, 2014
Hallie A. Vanderhider

*	Director of PetroLogistics GP LLC	July 15, 2014
John B. Walker

/s/ Andrew S. Weinberg	Director of PetroLogistics GP LLC	July 15, 2014
Andrew S. Weinberg

*	By:	/s/ Sharon S. Spurlin
Sharon S. Spurlin, as attorney-in-fact

SIGNATURE PAGE TO FORM S-8